UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2005

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Dycom Industries, Inc. ("the Company") appointed H. Andrew DeFerrari as Vice President and Chief Accounting Officer, effective November 22, 2005. Mr. DeFerrari, age 37, has served the Company as Financial Controller from July 2004. Mr. DeFerrari was previously a senior manager with Ernst & Young, LLP from May 2002 through July 2004 in their West Palm Beach, Florida office in Assurance and Advisory Business Services. From September 1992 through May 2002, Mr. DeFerrari was an employee of Arthur Andersen, LLP in their West Palm Beach, Florida office, most recently as a senior manager in Audit and Business Advisory Services. Mr. DeFerrari received a Bachelor of Science degree in Business from the University of Colorado and a Master of Business Administration degree specializing in Finance and International Business from the University of Miami. Mr. DeFerrari is a Certified Public Accountant in the State of Florida.

Mr. DeFerrari is party to an employment agreement with the Company, dated July 14, 2004. The employment agreement provides for an initial term of employment that began on July 14, 2004 and continues until July 14, 2006. Under the terms of the employment Agreement, Mr. DeFerrari is provided with the following compensation: (i) an annual base salary of $150,000 (subject to increase by the Company); (ii) an annual bonus equal to an amount between 20% and 50% of his base salary, if certain performance measures are met, as determined within the sole discretion of the Company; (iii) eligibility to participate in all employee benefit plans or programs of the Company, including, without limitation, the 2003 Long-Term Incentive Plan; and (v) an initial grant under the 2003 Long-Term Incentive Plan of 10,000 stock options to purchase the Company’s common stock. Upon the Company’s termination of Mr. DeFerrari's employment without "cause," Mr. DeFerrari will be entitled to payment of his annual base salary then in effect for a period of 12 months after termination. In addition, the Company will provide Mr. DeFerrari and his eligible dependents with group medical and life insurance benefits during the period he is receiving severance payments (provided that such benefits will cease earlier if he becomes eligible for similar coverage with a new employer). In the event of a "change in control," all outstanding options granted under the employment agreement will fully and immediately vest. If Mr. DeFerrari resigns or the Company terminates his employment for "cause," he will not be entitled to severance pay. Mr. DeFerrari is subject to noncompete, non-solicitation, and nondisclosure of proprietary information covenants under the agreement. Mr. DeFerrari's employment agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.
None.

(b) Pro forma financial information.
None.

(c) Exhibits.

Exhibit No. Decription
---------- -------------------
99.1 Employment Agreement for H. Andrew DeFerrari

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

January 23, 2006	By:	/s/ Richard L. Dunn

Name: Richard L. Dunn
Title: Senior Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement for H. Andrew DeFerrari